UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2007 (July 23, 2007)

GEVITY HR, INC.

(Exact name of registrant as specified in charter)

Florida	0-22701	65-0735612
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9000 Town Center Parkway

Bradenton, Florida 34202

(Address of principal executive offices / Zip Code)

(941) 741-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers

Peter Grabowski, Senior Vice President National Sales & Field Service Operations, resigned from Gevity HR, Inc. (the “Company”) effective July 23, 2007. In connection with his resignation, Mr. Grabowski and the Company entered into a Separation Agreement and Full and Final Release of Claims, dated July 24, 2007 (the “Agreement”). The Agreement provides that the Company will pay Mr. Grabowski severance totaling $240,000 payable in equal installments of $15,000 through March 13, 2008, together with health and welfare benefits on the same terms and conditions currently in place through that period of time. The Agreement also provides for a full and final release by Mr. Grabowski of any and all claims he may have against the Company. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit

Number	Description
99.1	Separation Agreement and Full and Final Release of Claims between Gevity HR, Inc. and Peter Grabowski, dated July 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GEVITY HR, INC.

(Registrant)

Dated: July 27, 2007	By: /s/	Edwin E. Hightower, Jr.
Name:		Edwin E. Hightower, Jr.
Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit

Number	Description
99.1	Separation Agreement and Full and Final Release of Claims between Gevity HR, Inc. and Peter Grabowski, dated July 24, 2007.